UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2018 (October 26, 2018)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
As disclosed in the Current Report on Form 8-K filed on May 7, 2018 by Tredegar Corporation (the “Company”), on May 3, 2018, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm and engaged KPMG LLP as its independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending December 31, 2018. Subsequent to PwC’s dismissal, the Public Company Accounting Oversight Board (the “PCAOB”) conducted an inspection of PwC’s integrated audit of the Company’s 2017 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”) and its internal control over financial reporting as of December 31, 2017. Following the PCAOB’s inspection, PwC re-evaluated the Company’s internal control over financial reporting as of December 31, 2017 and identified deficiencies in the following areas (the “Deficiency Areas”):

1.
the Company did not design and maintain effective controls over the review of cash flow forecasts, which are used as inputs into the valuation models for its investment in kaléo, Inc. and intangible assets acquired in a business combination; and

2.	the Company did not design and maintain effective controls over the accuracy and occurrence of revenue in the North American Films and Bonnell Aluminum divisions.
On October 26, 2018, PwC and the Company concluded that the Deficiency Areas constituted material weaknesses in the Company’s internal control over financial reporting as of December 31, 2017. As a result, Management’s Report on Internal Control Over Financial Reporting and the Evaluation of Disclosure Controls and Procedures included in Item 9A of the Form 10-K and PwC’s opinion relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 included in the Form 10-K should no longer be relied upon. Additionally, the conclusions relating to the Controls and Procedures included in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 (the “Forms 10-Q”) should no longer be relied upon due to the material weaknesses described above.
As of the date of this Current Report on Form 8-K, to the knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, these internal control material weaknesses did not result in a material misstatement of the Company’s consolidated financial statements included in the Form 10-K or the Forms 10-Q. PwC has not informed the Company that their opinion relating to the Company’s consolidated financial statements included in the Form 10-K should no longer be relied upon. However, PwC continues to perform additional procedures, including an evaluation as to whether an additional material weakness existed with regard to the risk assessment component at the Company under the framework in Internal Control - Integrated Framework 2013 issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company and its outside consultant, an internationally recognized accounting firm, are working with PwC to ensure the additional procedures are completed promptly.
To remediate the material weaknesses, the Company, with the assistance of its outside consultant, is in the process of implementing certain changes to its internal controls and reviewing the entire control environment to help ensure that there are no other material weaknesses. However, by December 31, 2018, the Company’s next annual reporting date, there may not be sufficient time for the Company to remediate all material weaknesses fully or, if fully remediated, to complete testing of the remediated controls.
Upon the completion of PwC’s additional procedures and any other Company related procedures, the Company will file necessary amendments to applicable previously filed periodic reports, including the Form 10-K and the Forms 10-Q.
The Company intends to issue its earnings press release for the quarterly period ended September 30, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 on or before November 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: November 1, 2018	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President and Chief Financial Officer